                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


1) One Valley Bank, National Association, a national banking association organized under the laws of the United States of America.

2) One Valley Bank of Huntington, Inc., a West Virginia banking corporation.

3) One Valley Bank of Mercer County, Inc., a West Virginia banking corporation.

4) One Valley Bank-East, National Association, a national banking association organized under the laws of the United States of America.

5)       One Valley Bank, Inc., a West Virginia banking corporation.

6)       One Valley Bank-South, Inc., a West Virginia banking corporation.

7)       One Valley Bank-North, Inc., a West Virginia banking corporation.

8) One Valley Bank-Central Virginia, National Association, a national banking association organized under the laws of the United States of America.

9)       One Valley Bank-Shenandoah, a Virginia banking corporation.

10)      One Valley Square, Inc., a Texas corporation.